Exhibit 107

Calculation of Filing Fee Tables

Form F-3
…………..
(Form Type)

ARRIVAL
……………………………………………………....
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee(4)
Equity (1)	Ordinary Shares, with an accounting par value per share	—	—	—	—	—	—
Debt (1)	Senior Debt Securities	—	—	—	—	—	—
Debt (1)	Subordinated Debt Securities	—	—	—	—	—	—
Other (1)	Warrants	—	—	—	—	—	—
Other (1)	Units(5)	—	—	—	—	—	—
Other (1)	Rights	—	—	—	—	—	—
Unallocated (Universal) Shelf (1)	—	457(o)	—	—	$300,000,000	0.0000927	$27,810

	Total Offering Amount Fee						$27,810
	Total Fees Previously Paid						—
	Total Fee Offsets						—
	Net Fee Due						$27,810
__________________
Notes:—
(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Arrival.
(2)
There are being registered hereunder an indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed US$300,000,000.

(3)
The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.  In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed US$300,000,000.

(5)	Consisting of some or all of the securities listed, in combination.